Exhibit 99.1

Axsome Therapeutics Announces Closing of $200 Million Public Offering of Common Stock, Including Full Exercise of Underwriters’ Option to Purchase Additional Shares

New York, NY – December 23, 2019 – Axsome Therapeutics, Inc. (NASDAQ: AXSM) (“Axsome” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, today announced the closing of its previously announced underwritten public offering of 2,300,000 shares of its common stock, including the full exercise of the underwriters’ option to purchase additional shares, at the public offering price of $87.00 per share. The aggregate gross proceeds to Axsome, before deducting underwriting discounts and commissions and other estimated offering expenses, were $200.1 million.

SVB Leerink acted as lead bookrunning manager for the offering. Morgan Stanley acted as joint bookrunning manager for the offering. Cantor Fitzgerald & Co., Ladenburg Thalmann & Co. Inc., SunTrust Robinson Humphrey, Inc. and William Blair & Company, L.L.C. acted as co-lead managers for the offering. BTIG, LLC and H.C. Wainwright & Co. acted as co-managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 5, 2019. A prospectus supplement relating to the offering has been filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained from the offices of SVB Leerink, Attention: Syndicate Department, One Federal Street, 37th Floor Boston, MA, 02110, by telephone at 1-800-808-7525, ext. 6132, or by email at syndicate@svbleerink.com and Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Axsome Therapeutics, Inc.
Axsome Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders for which there are limited treatment options. Axsome’s core CNS product candidate portfolio includes four clinical-stage candidates, AXS-05, AXS-07, AXS-09, and AXS-12. AXS-05 is currently in a Phase 3 trial in treatment resistant depression (TRD), a Phase 2/3 trial in agitation associated with Alzheimer’s disease (AD), and is being developed for major depressive disorder (MDD). AXS-05 is also being developed for smoking cessation treatment. AXS-07 is currently in two Phase 3 trials for the acute treatment of migraine. AXS-12 is being developed for the treatment of narcolepsy. AXS-05, AXS-07, AXS-09, and AXS-12 are investigational drug products not approved by the FDA.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the anticipated final terms, timing and completion of the proposed offering; the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Senior Vice President, Operations
Axsome Therapeutics, Inc.
200 Broadway, 3rd Floor
New York, NY 10038
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com